EXHIBIT 21

INDEPENDENCE HOLDING COMPANY

Subsidiaries as of March 23, 2010

Subsidiary	Jurisdiction

Independence Capital Corp.	Delaware
Madison National Life Insurance Company, Inc.	Wisconsin
Credico Life Insurance Company	Nevis
Madison Investors Corporation	Delaware
Actuarial Management Corporation	California
IHC Financial Group, Inc.	Delaware
Standard Security Life Insurance Company of New York	New York
On-Line Brokerage, Inc.	Delaware
Standard Security Investors Corporation	New York
Majestic Underwriters LLC	Delaware
Alliance Underwriters, LLC	Delaware
IHC Health Holdings Corp.	Delaware
IHC Administrative Services, Inc.	Arizona
IHC Management Services, Inc.	Arizona
IHC Health Solutions, Inc.	Indiana
GroupLink Reinsurance Company, Ltd.	Turks & Caicos
Wisconsin Underwriting Associates, Inc.	Delaware
MedWatch, LLC	Delaware
Hospital Bill Analysis, LLC	Utah
American Independence Corp.	Delaware
Madison Standard Corp.	Wisconsin
Independence Holding LLC	Delaware
G.P. Associates Holding Corp.	Delaware
Independence Preferred Trust I	Delaware
Independence Preferred Trust II	Delaware
Independence Preferred Trust III	Delaware